UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2012

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 22, 2012, Robert A. Spurr, the Chief Commercial Officer of Repligen Corporation (the “Company”), provided notice of his intention to resign from the Company, effective November 2, 2012, in order to pursue an opportunity with a commercial pharmaceutical company. Consistent with the Company’s increased focus on its life sciences product offerings and de-emphasis on the development and commercialization of therapeutics, the Company does not, as of the date hereof, have a present intention to hire a replacement chief commercial officer in the near-term.

Forward-Looking Statement

This Current Report on Form 8-K contains a “forward-looking” statement within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s expectations with respect to its future hiring matters. This forward-looking statement reflects management’s current views and the Company does not undertake to update this forward-looking statement to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: October 26, 2012	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer